                                                           Exhibit No. EX-99.h.3
                                    FORM OF
                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

                              ______________, 2006

Delaware Group Foundation Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the  "Advisor")  agrees that in order to improve the performance of certain  portfolios in Delaware Group Foundation Funds,  which is comprised of the Delaware  Aggressive  Allocation  Portfolio,  Delaware Moderate
Allocation  Portfolio and Delaware  Conservative  Allocation  Portfolio  (each a
"Portfolio"), the Advisor shall, from February 1, 2006 through January 31, 2007, waive all or a portion of its investment advisory fees and/or reimburse expenses
(excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary  expenses) in an aggregate amount equal to the amount by which each Fund's total operating  expenses  (excluding any 12b-1 plan
expenses,   taxes,  interest,   brokerage  fees,  certain  insurance  costs  and
extraordinary  expenses)  exceeds the following total  operating  expense ratios
(excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary expenses):

     Delaware Aggressive Allocation Portfolio                0.55%
     Delaware Moderate Allocation Portfolio                  0.55%
     Delaware Conservative Allocation Portfolio              0.55%

     The Advisor acknowledges that it (1) shall not be entitled to collect on or make a claim for  waived  fees at any time in the  future,  and (2) shall not be entitled to collect on or make a claim for reimbursed  Fund expenses at any time in the future.

                                       Delaware Management Company, a series of
                                       Delaware Management Business Trust

                                       By: _________________________
                                           Name:
                                           Title:
                                           Date:

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE GROUP FOUNDATION FUNDS

By: _________________________
    Name:
    Title:
    Date: